SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: December 1, 2011

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

 (Exact name of Registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

80 SW 8th Street, Suite 2180 Miami, Florida	33180
(Address of principal executive offices)	(Zip Code)

(305) 433-7814
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1,, 2011, Sanomedics International Holdings, Inc. (the “Company”) entered into an employment agreement with Dom Gatto (the “Gatto Employment Agreement”) to serve as the Company’s Chief Executive Officer, effective as of January 1, 2012 (the “Effective Date”). Under the Gatto Employment Agreement, Mr. Gatto receives: (i) an initial salary of $180,000; and (ii) an option to purchase 1,500,000 shares of the common stock of the Company; and (iii) is eligible to receive annual bonuses of up to Two Hundred Fifty Thousand Dollars ($250,000) based upon the achievement of certain agreed upon management objectives as determined by the Company’s Board of Directors. Pursuant to the Gatto Employment Agreement, Mr. Gatto shall be appointed to the Board of Directors. The term of the Gatto Employment Agreement is three years, starting on the Effective Date.

Pursuant to the Gatto Employment Agreement, if Mr. Gatto’s employment is terminated by the Company for cause (as defined under the Gatto Employment Agreement) or by Mr. Gattto other than for good reason (as defined under the Gatto Employment Agreement), Mr. Gatto will receive his base salary through the date of termination. If Mr. Gatto’s employment is terminated as a result of his death or disability, Mr. Gatto or his estate (as applicable) will receive his base salary through the date of 120 days following the date of termination and any earned but unpaid portion of his annual bonus. If Mr. Gatto’s employment is terminated by the Company for reasons other than those stated above or by Mr. Gatto for good reason, or upon the expiration of the term of the Gatto Employment Agreement, Mr. Gatto will receive his base salary through the date which is twelve (12) month following the date of termination.

The foregoing summary of the Gatto Employment Agreement is subject to, and qualified in its entirety by, the full text of the Gatto Employment Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 is incorporated by reference into this Item 5.02.

In addition, effective January 1, 2012, the effective date of the Gatto Employment Agreement and conditioned upon commencement of same, Craig Sizer shall resign his positions with the Company, Chief Executive Officer and Chairman of the Board of Directors.  Mr. Sizer's decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices. A copy of Mr. Sizer's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Dom Gatto dated December 1,, 2011
99.1	Resignation Letter of Craig Sizer dated December 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.
(Registrant)

Date: December 1, 2011	By:	/s/ Keith Houlihan
Keith Houlihan
President

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